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Exhibit 23.3

[Brown Armstrong Logo]	BROWN ARMSTRONG PAULDEN MCCOWN STARBUCK & KEETER Certified Public Accountants	Main Office
4200 Truxtun Ave., Suite 300
Bakersfield, California 93309
Tel 661.324.4971 Fax 661.324.4997
e-mail: barrinfo@barrcpa.com

 Shafter Office
560 Central Avenue
Shafter, California 93263
Tel 661.746.2145 Fax 661.746.1218

Peter C. Brown, CPA
Burton H. Armstrong, CPA,MST
Andrew J. Paulden, CPA
Harvey J. McCown, CPA
Steven R. Starbuck, CPA
Aileen K. Keeter, CPA
Chris M. Thornburgh, CPA
Eric Xin, CPA, MBA
Lynn R. Krausse, CPA, MST	CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Bradley M. Hankins, CPA
Melinda McDaniels, CPA
Thomas M. Young, CPA
Rosalva Flores, CPA
Connie M. Perez, CPA
Sharon Jones, CPA, MST
Diana Branthoover, CPA
Matthew R. Gilligan, CPA
Dominic Brown, CPA
Ryan Johnson, CPA

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2004, relating to the consolidated financial statements of Whittier Energy Corporation and subsidiaries, which appears on page F-1 in Whittier Energy Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2003 and filed with the Securities and Exchange Commission on March 31, 2005.
BROWN ARMSTRONG PAULDEN McCOWN STARBUCK & KEETER ACCOUNTANCY CORPORATION /s/ BURTON H. ARMSTRONG By: Burton H. Armstrong Bakersfield, California April 11, 2005

MEMBER of SEC Practice Section of the American Institute of Certified Public Accountants

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  Exhibit 23.3